UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):
May 7, 2018 (May 2, 2018)

Gardner Denver Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 East Erie Street, Suite 500
Milwaukee, Wisconsin 53202
(414) 212-4700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2018, Gardner Denver Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, KKR Renaissance Aggregator L.P. and the other selling stockholders named therein (collectively, the “Selling Stockholders”), and Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten offering of 30,533,478 shares (inclusive of the Underwriters’ option to purchase an additional 3,982,627 shares) (the “Shares”), of the Company’s common stock, par value $0.01 per share, pursuant to the Company’s Registration Statement on Form S-1 (File No. 333- 224543), filed on April 30, 2018. The offering, including the exercise in full of the Underwriters’ option to purchase additional shares, was completed on May 7, 2018. Pursuant to the Underwriting Agreement, the Underwriters purchased the Shares at a price of $29.8375 per share. The Company did not receive any proceeds from the offering.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of May 2, 2018, by and among Gardner Denver Holdings, Inc., the Selling Stockholders named therein and Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GARDNER DENVER HOLDINGS, INC.

Date: May 7, 2018	By:	/s/ Andrew Schiesl
		Name:	Andrew Schiesl
		Title:	Vice President, General Counsel, Chief Compliance Officer and Secretary